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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): June 16, 2003



                               DONLAR CORPORATION
             (Exact name of registrant as specified in its charter)




         Illinois                      000-11472                 36-3683785
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


              6502 South Archer Road, Bedford Park, Illinois 60501 Registrant's telephone number, including area code: (708) 563-9200

               (Address of principal executive offices) (Zip Code)



         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On June 16, 2003, the Company issued the following press release.

                          DONLAR CORPORATION ANNOUNCES
                           FIRST QUARTER 2003 RESULTS

BEDFORD PARK, IL -- (JUNE 16, 2003) -- DONLAR CORPORATION (OTC:DLRC) (the surviving corporation of the merger between the Company and Donlar Biosyntrex Corporation), a world leader in green chemistry, products and technology, today announced that the Company reports revenue of approximately $1 million for the first quarter ended March 31, 2003, up 23% from revenue reported for the first quarter of 2002.

The Company reports revenue for the first quarter of 2003 of $1,082,115 compared to $877,684 for the first quarter of 2002, an increase of approximately 23%. The Company continues to see its main revenue growth in the oil field services industry and has developed strong sales in the agricultural market. The Company reports a net loss in the first quarter of 2003 of approximately $4.4 million, compared to a net loss of $3.7 million for the first quarter of 2002. The increase in net loss was primarily attributable to expenses relating to the merger of Donlar Corporation and Donlar Biosyntrex Corporation and the conversion of debt. Losses from operations for this period decreased from $891,695 for the first quarter of 2002 to $501,447 for the current quarter.

Larry Koskan, President and CEO of Donlar, stated: "We have started off the 2003 fiscal year with a million dollar quarter and expect to show continued growth in our sales throughout the year. 2003 started with the merger of Donlar and its majority owned subsidiary, Donlar Biosyntrex Corporation. This merger allows us to better control our expenses and operating costs, giving our shareholders better investment value. As we look to our future, we continue to be very aware of our business plan targets especially with respect to overall revenues and expense control. We continue to see growth in all of our business areas as demand for our products increase. We have also recently retained Lincoln Partners, LLC, an investment banker, to provide advice concerning strategic alternatives for Donlar, particularly with respect to obligations to our only lender."

ABOUT DONLAR
Donlar Corporation is at the forefront of providing a new class of protein biopolymers that help customers by providing solutions while satisfying environmental concerns for the creation of non-toxic products for a wide range of industrial, agricultural and consumer markets. The Company's non-hazardous, non-toxic, hypoallergenic, environmentally friendly and biodegradable thermal polyaspartate (TPA) biopolymers are protected by 187 Company-owned patents. The Company's applications for its products include the markets of oil field operations, fertilizers, detergents and water treatment. Donlar's beta-protein biopolymers are manufactured in its 50,000 square foot facility located in Peru, Illinois. (www.donlar.com)

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties. The contents of this release should be considered in conjunction with the risk factors in Donlar Biosyntrex's most recent filings with the Securities and Exchange Commission on Forms 10-QSB and 10-KSB and current reports on Form 8-K.


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FORWARD LOOKING STATEMENTS

         Except for historical information, this Form 8-K contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DONLAR CORPORATION



Dated:  June 16, 2003            By:   /s/ Larry P. Koskan
                                       -----------------------------------------
                                       Larry P. Koskan, Chief Executive Officer